EXHIBIT 99.1

JOINT FILER INFORMATION

Other Reporting Person(s)

1. SH CAPITAL PARTNERS, L.P.

Item	Information
Name:	SH CAPITAL PARTNERS, L.P.
Address:	1019 Kane Concourse, Suite 202, Bay Harbor Islands, FL 33154
Designated Filer:	Stone House Capital Management, LLC
Date of Event Requiring Statement (Month/Day/Year):	December 10, 2024
Issuer Name and Ticker or Trading Symbol:	Designer Brands Inc. [DBI]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	By: Stone House Capital Management, LLC Its: General Partner By: /s/ Mark Cohen Name: Mark Cohen Title: Managing Member Date: December 12, 2024

2. MARK COHEN

Item	Information
Name:	MARK COHEN
Address:	1019 Kane Concourse, Suite 202, Bay Harbor Islands, FL 33154
Designated Filer:	Stone House Capital Management, LLC
Date of Event Requiring Statement (Month/Day/Year):	December 10, 2024
Issuer Name and Ticker or Trading Symbol:	Designer Brands Inc. [DBI]
Relationship of Reporting Person(s) to Issuer:	Other (Member of a 10% Group)
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	/s/ Mark Cohen Date: December 12, 2024